T H E ALTMAN GROUP
                           The Altman Group, Inc.      1275 Valley Brook Ave
                           Proxy Solicitation          Lyndhurst, NJ 07071
                           Investor Relations          Tel: 201-460-1200
                           Bankruptcy Services Fax:    201-460-0050


February 18, 2004

Liberty All-Star Equity Fund
Liberty Asset Management Company
One Financial Center
Mail Stop: MADE 11511C
Boston, MA 02111
Attn: Mr. Mark Haley

RE: Form of Information Agent for Liberty All-Star Equity Fund's Rights
    Offering

Dear Mark: This letter will serve as the agreement (the "Agreement") between The Altman Group, Inc. ("The Altman Group") and the Liberty All-Star Equity Fund (the "Equity Fund"), pursuant to which The Altman Group will provide the services set forth below in connection with the Equity Fund's rights offering, which is expected to commence in April 2004.

1.  Description  of Services

a) The services to be provided by The Altman Group under this Agreement include, but are not limited to:

i) The contacting of banks, brokers and intermediaries to determine the number of beneficial owners serviced by each;

ii) The distribution of the offering documents to banks, brokers, and intermediaries and the forwarding of additional materials as requested;

iii) The printing of documents as  requested;

iv) The set up of a  dedicated   toll-free  number to  respond to inquiries,
provide assistance to shareholders,  and monitor the response to the offer;


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v) The enclosing and mailing of the offering documents to interested shareholders; and

vi) Providing periodic reports, as requested.

b) If requested by the Equity Fund, The Altman Group will, for an additional fee (set forth below), proactively contact registered shareholders and/or non-objecting beneficial holders (NOBOs) to help promote participation in the offer.

2. Fees

     a) The Altman Group agrees to perform the services described above for a base fee of $4,500, plus out-of-pocket expenses. The base fee shall be paid at such time as this Agreement is executed.

     b) The Equity Fund will reimburse The Altman Group for reasonable out-of-pocket expenses, which may include postage, telephone and courier charges, data transmission charges, and other expenses approved by the Equity Fund. Any out-of-pocket expenses incurred will be invoiced to the Equity Fund after the completion of the rights offering. Copies of supplier invoices and other back-up material in support of The Altman Group's out-of-pocket expenses shall be available for review upon reasonable notice at the offices of The Altman Group during normal business hours.

     c) In addition to the base fee, a $4.50 per telephone call fee will be charged for every inbound telephone call received from a shareholder regarding the Equity Fund's rights offering.

d) The additional fee for contacting NOBOs and registered shareholders, if requested, will include a fee of $4.50 per shareholder contacted, a $300 set up fee and out of pocket expenses related to telephone number lookups and line charges.

3. Confidentiality

The Altman Group and the Equity Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law. The Altman Group shall



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                                                     T H E AL T M A N GROUP


not disclose or use any nonpublic information (as that term is defined in SEC Regulation S-P promulgated under Title V of the Gramm-Leach-Bliley Act of 1999) relating to the customers of the Equity Fund and/or its affiliates ("Customer Information") except as may be necessary to carry out the purposes of this Agreement. The Altman Group shall use best efforts to safeguard and maintain the confidentiality of such Customer Information, and to limit access to and usage of such Customer Information to those employees, officers, agents and representatives of The Altman Group who have a need to know the information or as necessary to provide the services under this Agreement.

4. Indemnification

     a) The Altman Group shall be entitled to rely upon any written instructions or directions furnished to it by an appropriate Officer of the Equity Fund (President, Vice President, Secretary, Assistant Secretary, or Treasurer), in conformity with the provisions of this Agreement. The Altman Group shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an Officer of the Equity Fund which conforms to the applicable requirements of this Agreement and which The Altman Group reasonably believes to be genuine.

     (b) The Equity Fund will indemnify The Altman Group against, and hold it harmless from, all liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to The Altman Group relating to this Agreement by an appropriate Officer of the Equity Fund, except for any liability or expense which shall arise out of the negligence, bad faith or willful misconduct of The Altman Group.

     (c) The Altman Group shall be responsible for and shall indemnify and hold the Equity Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to The Altman Group's refusal or failure to comply with the terms of this Agreement, or which arise out of The Altman Group's negligence, bad faith or willful misconduct.

     5. Termination This agreement shall remain in effect until the conclusion of the Equity Fund rights offering or, prior to that upon 30 days' written notice by either party to the other. 3


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                                                        T H E AL T M A N GROUP
6. Governing Law

This Agreement will be governed and construed in accordance with the laws of the State of Massachusetts, without regard to principles of conflicts of law.

7. Amendments

This Agreement, or any term of this Agreement, may be changed or waived only by written amendment signed by a duly authorized representative of each party to this Agreement.

8. Assignment
This Agreement shall not be assigned without the prior written consent of each party to the Agreement.

9. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

10. Captions

The captions and descriptive headings in this Agreement are for only the convenience of the parties. They do not in any way define or limit any of the terms of this Agreement.

11. Severability

If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected.



                                                         T H E AL T M A N GROUP
12. Survival

The provisions of Sections 3, 4, and 6 shall survive any termination, for any reason, of this Agreement.

If you are in agreement with the above, kindly sign both copies of this Agreement in the space provided for that purpose below and return one copy to us. Additionally, an invoice for the base fee is attached and The Altman Group requires that we receive this fee prior to the mailing of the offering materials.

Sincerely,

THE  ALTMAN  GROUP,  INC.



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AGREED:

Liberty All-Star Equity Fund



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Print Authorized Name



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Authorized Signature



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Title



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Date

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                                                       T H E AL T M A N GROUP

                               T H E ALTMAN GROUP, I NC.
                               Proxy Solicitation    1275 Valley Brook Avenue,
                               Investor Relations    Lyndhurst, NJ 07071
                               Bankruptcy Services   Tel: 201-460-1200
                                                     Fax: 201-460-0050
                                                     www.altmangroup.com

RETAINER INVOICE FOR INFORMATION AGENT SERVICES RIGHTS OFFERING APRIL 2004

Date:
Invoice
Number:

TO: Liberty All-Star Equity Fund
One Financial Center
Boston, MA 02111
Attn: Mr. Mark Haley

Retainer for Information Agent services for the 2004 Rights Offering. An invoice for all out of pocket expenses will be sent after the completion of the offering. Amount due prior to the mailing of the prospectus material: $4,500 Please make all check payable to The Altman Group, Inc. and send to the address listed above. "OR" The following is the bank information needed should you choose to wire the funds:

                          Citibank,  N.A.
                         460 Park  Avenue
                         New York,  NY 10022
                    Account Name: The Altman Group Account
                         Number:
                       The Altman Group, Inc. Tax ID